SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

WILLOW CREEK ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52970	Applied For
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6 Carmel Court, Sherwood Park, Alberta, Canada T8A 5A4
(Address of principal executive offices)
(780) 416-7777
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 5th Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.330.1020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Willow Creek Enterprises, Inc.

From 8-K

Current Report

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Board of Directors of Willow Creek Enterprises, Inc. (the “Company”) nominated Mr. Larry Eastland to become the Company’s Director. Mr. Eastland accepted such appointment. The biography of Mr. Eastland is set forth below.

Mr. Larry Eastland is a businessman with an array of political and professional experience and achievements. Working as a staff assistant and consultant to Nixon, Ford, Reagan, and others in the White House, he broadened his political experience and was an instructor in political science from 1978 to 1992. In addition to a variety of volunteer positions as a member of the board of directors of several committees and political councils, he is more recently the Chairman of the Board at LEA Capital Advisors, Inc.

Since 1980, Mr. Eastland has been Chairman of the Board of Directors of LEA Capital Advisors, Inc., an international business and investment advisory group specializing in taking private companies public with various offices worldwide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

March 5, 2010

Willow Creek Enterprises, Inc.

By: /s/ Sidney Swick

Name: Sidney Swick

Title: CEO

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